UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 29, 2002

RURAL ELECTRIC COOPERATIVE GRANTOR TRUST (KEPCO) SERIES 1997
(Exact name of registrant as specified in its charter)

New York	333-25029	36-7233686
(State or other jurisdic-	(Commission File	(IRS Employer
tion of incorporation)	Number)	Identification No.)

2201 Cooperative Way, Herndon, VA	20171-3025
(Address of principal executive offices)	(ZIP Code)

Registrant's telephone number, including area code: (703) 709-6700
(Former name or former address, if changed since last report)

Item 4.	Changes in Registrant's Certifying Accountant

On April 22, 2002, National Rural Utilities Cooperative Finance Corporation ("CFC") as servicer for Rural Electric Cooperative Grantor Trust (Kepco) Series 1997 informed Arthur Andersen LLP ("Arthur Andersen"), its independent accountant, that it was dismissed. The Trust received an unqualified opinion from Arthur Andersen for its financial statements for the years ended December 31, 2001 and 2000. Arthur Andersen did not provide services for interim period financial statements; however, Arthur Andersen was the auditor through April 23, 2002. The audit committee of CFC's board of directors approved the dismissal of Arthur Andersen.

On April 16, 2002, CFC engaged Ernst & Young LLP ("Ernst &Young") as independent public accountants for the audit of its fiscal year ending December 31, 2002.

There have been no disagreements with Arthur Andersen in the previous two audits, or during the period from the date of the last audited financial statements to April 23, 2002, on any matter of accounting principles or procedures, financial statement disclosure or auditing scope or procedure which if not resolved to Arthur Andersen's satisfaction would have caused it to make reference to the subject matter of the disagreement in connection with its report. Pursuant to an exception obtained from the U.S. Securities and Exchange Commission, the Trust does not prepare quarterly financial statements. During that period there were no "reportable events" (as defined in Item 304(a)(1)(v) of Regulation S-K). CFC did not (nor did anyone on its behalf) consult with Ernst &Young regarding any matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7.	Financial Statements, Proforma Financial Information and Exhibits

Concurring Letter from Arthur Andersen regarding changes in certifying accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RURAL UTILITIES COOPERATIVE
FINANCE CORPORATION

/s/ Steven L. Lilly
Steven L. Lilly
Chief Financial Officer
(Principal Financial Officer)

Dated: April 29, 2002

EXHIBIT 16.1

April 26, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated April 23, 2002 of Rural Electric Cooperative Grantor Trust (KEPCO) Series 1997 filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,
ARTHUR ANDERSEN LLP

By	/s/ Randall B. Johnston
Randall B. Johnston